UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2015

ContraFect Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, 3rd Floor Yonkers, New York	10701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 207-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2015, ContraFect Corporation (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein (the “Investors”) for a private placement (the “Financing Transaction”) of approximately 4.728 million shares of its common stock, par value $0.0001 per share (the “Shares”), together with warrants to purchase approximately 2.364 million shares of the Company’s common stock (the “Investor Warrants”). The purchase price is $4.23 per each Share along with an Investor Warrant to purchase an additional one-half of a share of the Company’s common stock. The Financing Transaction is expected to close on June 12, 2015, subject to customary closing conditions. The Securities Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors that the Company believes are customary for transactions of this type.

At the closing of the Financing Transaction, the Company expects to receive aggregate gross proceeds of approximately $20 million for the securities to be sold, before deducting aggregate fees of $1.2 million to Brookline Group, LLC and M.M. Dillon & Co. Group LLC (together, the “Placement Agents”) and estimated offering expenses. The Company also expects to issue warrants to purchase up to 189,126 shares of the Company’s common stock to the Placement Agents as additional compensation (the “Placement Agent Warrants” and, collectively with the Investor Warrants, the “Warrants”). Roth Capital Partners, LLC acted as financial advisor to the Company and will receive a fee of $300,000.

The Investor Warrants will be exercisable, in whole or in part, at any time prior to June 12, 2018, and the Placement Agent Warrants will be exercisable, in whole or in part, at any time prior to June 12, 2020. The exercise price of the Investor Warrants will be $8.00 per share and the exercise price of the Placement Agent Warrants will be $4.65 per share. The Warrants provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Warrants, upon exercise of the Warrants after such fundamental transaction, have the right to receive, in lieu of Shares, the same amount and kind of securities, cash or property such holder would have been entitled to receive upon the occurrence of the fundamental transaction had the Warrants been exercised immediately prior to such fundamental transaction. The Placement Agent Warrants (but not the Investor Warrants) contain a “cashless exercise” feature that allows the holders to exercise the Placement Agent Warrants without a cash payment to the Company upon the terms set forth therein.

The Company also entered into a Registration Rights Agreement among the Company, the Investors and Brookline Group, LLC dated June 11, 2015 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) under the Securities Act covering the resale of the Shares issued to the Investors pursuant to the Purchase Agreement and the shares of common stock underlying the Investor Warrants and certain of the Placement Agent Warrants. The Company is required to file such Registration Statement by August 3, 2015 (the “Filing Deadline”). The Company is required to use its reasonable best efforts to have the Registration Statement declared effective within ninety (90) calendar days following the Filing Deadline (the “Effectiveness Deadline”). Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Deadline or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

The foregoing description of the terms and conditions of the Securities Purchase Agreement, the Investor Warrants, the Placement Agent Warrants and the Registration Rights Agreement is only a summary and is qualified in its entirety by the full text of such documents, the forms of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 directly above is incorporated by reference into this Item 3.02.

The Shares and Warrants to be sold in or issued as compensation for the Financing Transaction will be issued and sold to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Securities Purchase Agreement and the Warrants contain representations to support the Company’s reasonable belief that the Investors have access to information concerning the Company’s operations and financial condition, that the Investors will not acquire the Shares with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company is relying upon such representations in determining that such exemptions are available. The Company will file a Form D in accordance with the requirements of Regulation D under the Securities Act in connection with the sale of such securities.

Item 8.01	Other Events.

On June 11, 2015, the Company issued a press release announcing that it has received commitments from a group of investors for the private placement of approximately 4.73 million shares of its common stock, together with warrants to purchase an additional approximately 2.36 million shares of common stock. The private placement is expected to close on June 12, 2015, subject to customary closing conditions.

A copy of such press release is filed as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement between the Company and the Investors

10.2	Form of Registration Rights Agreement among the Company, the Investors and Brookline Group LLC

99.1	Press release of the Company, dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONTRAFECT CORPORATION

Date:	June 12, 2015	By:	/s/ Julia P. Gregory
			Name:	Julia P. Gregory
			Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Investor Warrant

4.2	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement between the Company and the Investors

10.2	Form of Registration Rights Agreement among the Company, the Investors and Brookline Group LLC

99.1	Press release of the Company, dated June 11, 2015